News Release

Pioneer Southwest Energy Partners L.P.

Reports Third Quarter 2008 Results

Dallas, Texas, November 4, 2008 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest”) (NYSE:PSE) today announced financial results for the quarter ending September 30, 2008.

Net income for the third quarter was $24 million or $.81 per common unit. Oil and gas sales for the third quarter averaged 4,722 barrels oil equivalent per day (BOEPD). Third quarter production was negatively impacted by the loss of approximately 250 BOEPD as a result of Hurricane Ike. Production from a portion of Pioneer Southwest’s wells has been shut in or curtailed since mid-September as a result of damage done by Hurricane Ike and maintenance being performed to the Mont Belvieu fractionation facilities that process Pioneer Southwest’s natural gas liquids (NGLs) production. Production is expected to be fully restored by mid-November.

Cash flow from operating activities for the period was $31 million.

Third quarter oil sales averaged 2,886 barrels per day (BPD), NGL sales averaged 1,090 BPD and gas sales averaged 4.5 million cubic feet per day (MMCFPD). The reported third quarter average price for oil was $118.03 per barrel. The price for NGLs was $55.27 per barrel. The reported price for gas was $8.05 per thousand cubic feet (MCF). The average prices reported for the third quarter include hedging results.

Pioneer Southwest previously announced a cash distribution of $.50 per outstanding common unit for the quarter ended September 30. The distribution is payable November 12, 2008 to holders of record at the close of business on November 3, 2008.

Distributions over the next three years are supported by the Partnership’s strong financial position and a significant three-year hedge position at favorable commodity prices. At September 30, 2008, PSE had approximately $29 million of cash and had an unused $300 million unsecured credit facility that does not expire until 2013. Approximately 75%, 65% and 45% of the Partnership’s production is hedged in 2009, 2010 and 2011, respectively.

Operations Update

In the Spraberry field, the Railroad Commission of Texas has approved a petition by Pioneer Natural Resources Company (“Pioneer”) for a field rule change to allow optional fieldwide 20-acre downspacing.  The Partnership has the right to drill the 20-acre locations surrounding its wells and is considering drilling a limited number of wells in 2009 if margins improve.

During the third quarter of 2008, Pioneer entered into discussions to assign to the Partnership a portion of Pioneer’s option to acquire an interest in the Spraberry Midkiff-Benedum gas processing system in West Texas from Atlas Pipeline Partners. The Partnership has decided not to pursue this assignment at this time due to the uncertainty underlying current market conditions.

The Partnership expects that in the future Pioneer will consider the assignment to the Partnership of the option, or some portion thereof. Any such assignment would be subject to negotiation of definitive agreements and the approval of the board of directors of Pioneer Southwest’s general partner and the Conflicts Committee of the board. There can be no assurance that Pioneer will assign all or any portion of the option to the Partnership or as to the terms of any such assignment.

Financial Outlook

Fourth quarter 2008 production is forecasted to average 4,600 BOEPD to 4,800 BOEPD, reflecting the continuation of shut-in and curtailed wells until the NGL fractionation facilities are fully restored in mid-November. Fourth quarter production costs (including production and ad valorem taxes and transportation costs) are expected to average $24.00 to $27.00 per BOE based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $4.00 to $4.50 per BOE.

General and administrative expense is expected to be $1 million to $2 million. Interest expense and accretion of discount on asset retirement obligations are both expected to be nominal.

Pioneer Southwest’s fourth quarter cash taxes and effective income tax rate are expected to be approximately 1% as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Wednesday, November 5 at 10:00 a.m. Eastern Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation. The call will be webcast on Pioneer Southwest’s website, www.pioneersouthwest.com. The presentation will soon be available on Pioneer Southwest’s website for preview in advance of the call. At the website, select ‘INVESTORS’ at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (877) 874-1586 (confirmation code: 6541865) to listen to the call by telephone and view the accompanying presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 6541865).

Pioneer Southwest is a Delaware limited partnership formed by Pioneer to own and acquire oil and gas assets in its area of operations. This area includes onshore Texas and eight counties in the southeast region of New Mexico.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price hedging strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of operations, access to and availability of transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility and derivative contracts and the purchasers of Pioneer’s oil, NGL and gas production, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks. These and other risks are described in Pioneer Southwest's final prospectus dated April 30, 2008 (File No. 333-144868) and filed on May 1, 2008 with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(4) under the Securities Act of 1933 (the "Prospectus"), as well as Pioneer Southwest’s 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors-

Frank Hopkins – 972-969-4065

Matt Gallagher – 972-969-4017

Media and Public Affairs-

Susan Spratlen – 972-969-4018

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$28,765	$1
Accounts receivable, net	13,102	14,182
Inventory	162	—
Prepaid expenses	184	—
Derivatives	1,975	—

Total current assets	44,188	14,183

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	220,700	218,930
Accumulated depletion, depreciation and amortization	(81,339)	(76,171)

Total property, plant and equipment	139,361	142,759

Deferred income taxes	538	—
Other assets:
Derivatives	14,680	—
Other, net	864	—

	$199,631	$156,942

LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$5,774	$3,129
Due to affiliates	8,801	—
Income taxes payable to affiliate	425	677
Derivatives	1,453	—
Asset retirement obligations	122	156

Total current liabilities	16,575	3,962

Derivatives	4,931	—
Deferred income taxes	—	463
Asset retirement obligations	1,520	1,444
Partners' equity	176,605	151,073

	$199,631	$156,942

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

		Partnership
	Partnership (a)	Predecessor (b)
	Three Months	Three Months
	Ended	Ended
	September 30,	September 30,
	2008	2007
Revenues:
Oil	$31,338	$22,161
Natural gas liquids	5,541	4,600
Gas	3,316	2,232
Interest	24	—
	40,219	28,993
Costs and expenses:
Production:
Lease operating expenses	8,400	4,848
Production and ad valorem taxes	3,011	2,480
Workover	693	611
Depletion, depreciation and amortization	1,765	2,211
General and administrative	1,070	1,117
Accretion of discount on asset retirement obligations	29	27
Interest	193	—
Other	291	—
	15,452	11,294

Income before taxes	24,767	17,699
Income tax provision	(311)	(187)
Net income	$24,456	$17,512

Allocation of 2008 net income:
Net income applicable to Partnership Predecessor (a)	$69
Net income applicable to Partnership	24,387
Net income	$24,456

Allocation of net income applicable to Partnership:
General partner's interest in net income	$24
Limited partners' interest in net income	24,363
Net income applicable to Partnership	$24,387
Net income per common unit – basic and diluted	$0.81
Weighted average common units outstanding – basic and diluted	30,009

_____________

(a)	The Partnership's results of operations for the three months ended September 30, 2008 include $69 thousand of net income attributable to the Partnership Predecessor.
(b)

"Partnership Predecessor" financial results are presented in these unaudited condensed statements of operations for periods prior to May 6, 2008 because they represent the carve out operating results of the predecessor entity prior to Pioneer Southwest Energy Partners L.P. (the "Partnership") completing its initial public offering on May 6, 2008. The Partnership's initial public offering of 9,487,500 common units representing limited partnership interests in the Partnership were sold at $19.00 per unit, or $17.67 per unit after payment of an underwriting discount (the "Offering"). To effect the Offering, Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer") (i) contributed to the Partnership a portion of its interest in Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest USA"), which is a subsidiary through which Pioneer owned certain oil and gas properties located in the Spraberry field in the Permian Basin of West Texas, for additional general and limited partner interests in the Partnership, (ii) sold its remaining interest in Pioneer Southwest USA for $141.1 million to the Partnership and (iii) sold incremental working interests in certain of the oil and gas properties owned by Pioneer Southwest USA to the Partnership for $22.0 million.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

				Nine Months
				Ended
				September 30,
	Nine Months Ended September 30, 2008			2007
	Partnership			Partnership
	Predecessor (a)	Partnership	Combined	Predecessor (a)
Revenues:
Oil	$40,762	$51,609	$92,371	$57,609
Natural gas liquids	6,854	8,583	15,437	11,799
Gas	3,971	5,597	9,568	7,130
Interest	—	33	33	—
	51,587	65,822	117,409	76,538
Costs and expenses:
Production:
Lease operating expenses	8,105	12,883	20,988	14,655
Production and ad valorem taxes	3,878	4,979	8,857	6,947
Workover	1,093	1,578	2,671	1,927
Depletion, depreciation and amortization	2,382	2,786	5,168	6,553
General and administrative	1,690	2,073	3,763	3,279
Accretion of discount on asset retirement obligations	39	49	88	80
Interest	—	429	429	—
Other	—	291	291	—
	17,187	25,068	42,255	33,441

Income before taxes	34,400	40,754	75,154	43,097
Income tax provision	(358)	(481)	(839)	(462)
Net income	$34,042	$40,273	$74,315	$42,635

Allocation of 2008 net income:
Net income applicable to Partnership Predecessor (a)			$34,042
Net income applicable to Partnership			40,273
Net income			$74,315

Allocation of net income applicable to Partnership:
General partner's interest in net income			$40
Limited partners' interest in net income			40,233
Net income applicable to Partnership			$40,273
Net income per common unit – basic and diluted			$1.34
Weighted average common units outstanding – basic and diluted			30,009

_____________

(a)

"Partnership Predecessor" financial results are presented in these unaudited condensed statements of operations for periods prior to May 6, 2008 because they represent the carve out operating results of the predecessor entity prior to Pioneer Southwest Energy Partners L.P. (the "Partnership") completing its initial public offering on May 6, 2008. The Partnership's initial public offering of 9,487,500 common units representing limited partnership interests in the Partnership were sold at $19.00 per unit, or $17.67 per unit after payment of an underwriting discount (the "Offering"). To effect the Offering, Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer") (i) contributed to the Partnership a portion of its interest in Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest USA"), which is a subsidiary through which Pioneer owned certain oil and gas properties located in the Spraberry field in the Permian Basin of West Texas, for additional general and limited partner interests in the Partnership, (ii) sold its remaining interest in Pioneer Southwest USA for $141.1 million to the Partnership and (iii) sold incremental working interests in certain of the oil and gas properties owned by Pioneer Southwest USA to the Partnership for $22.0 million.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Nine Months Ended
	September, 30		September, 30
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$24,456	$17,512	$74,315	$42,635
Adjustments to reconcile net income to net cash
provided by operating activities:
Depletion, depreciation and amortization	1,765	2,211	5,168	6,553
Deferred income taxes	56	3	50	12
Accretion of discount on asset retirement obligations	29	27	88	80
Amortization of debt issuance costs	58	—	97	—
Amortization of unit-based compensation	40	—	67	—
Change in operating assets and liabilities:
Accounts receivable	4,132	628	1,080	(1,369)
Inventory	(162)	—	(162)	—
Prepaid expenses	101	—	(184)	—
Accounts payable	192	132	11,708	3,110
Asset retirement obligations	—	—	(46)	—
Income taxes payable to affiliate	255	184	(252)	450
Net cash provided by operating activities	30,922	20,697	91,929	51,471
Cash flows from investing activities:
Payments for acquisition of carrying value	(296)	—	(140,836)	—
Additions to oil and gas properties	(1,274)	(1,159)	(1,531)	(7,920)
Net cash used in investing activities	(1,570)	(1,159)	(142,367)	(7,920)
Cash flows from financing activities:
Proceeds from issuance of common units, net	—	—	163,045	—
Partner contributions	—	—	24	—
Payments for acquisition in excess of carrying value	296	—	(22,233)	—
Payments of other liabilities	(4,259)	—	(7,083)	—
Payment of financing fees	—	—	(960)	—
Distributions to unitholders	(9,312)	—	(9,312)	—
Net distributions to owner	227	(19,538)	(44,279)	(43,551)
Net cash provided by (used in) financing activities	(13,048)	(19,538)	79,202	(43,551)
Net increase in cash and cash equivalents	16,304	—	28,764	—
Cash and cash equivalents, beginning of period	12,461	—	1	—
Cash and cash equivalents, end of period	$28,765	$—	$28,765	$—

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Average Daily Sales Volumes:
Oil (Bbls) —	2,886	3,232	3,060	3,253

Natural gas liquids (Bbls) —	1,090	1,314	1,123	1,267

Gas (Mcf) —	4,479	5,409	4,772	5,206

Total (BOE) —	4,722	5,447	4,979	5,388

Average Reported Prices (a):
Oil (per Bbl) —	$118.03	$74.54	$110.17	$64.87

Natural gas liquids (per Bbl) —	$55.27	$38.06	$50.16	$34.11

Gas (per Mcf) —	$8.05	$4.49	$7.32	$5.02

Total (BOE) —	$92.52	$57.86	$86.04	$52.04

_____________

(a)

During periods prior to May 6, 2008, the oil, NGL and gas sales of the Partnership were not hedged. Average prices of the three and nine month periods ended September 30, 2008 include the Partnership's hedging activities beginning on May 6, 2008. The Partnership's reported prices include the effective portions of May through September 2008 derivative hedge settlements adjusted for the fair value portion of such derivatives on May 6, 2008. The fair values of hedge obligations novated to the Partnership on May 6, 2008 represented an aggregate liability of $37.2 million.

NOVATED HEDGE LOSSES (a)

(in thousands)

	2008
	Second	Third	Fourth
	Quarter	Quarter	Quarter	2009	2010	Total

Oil	$2,424	$3,656	$3,656	$12,637	$8,528	$30,901
NGL	205	309	309	1,364	948	3,135
Gas	195	294	294	1,746	684	3,213

Total novated hedges	$2,824	$4,259	$4,259	$15,747	$10,160	$37,249

_____________

(a)	Novated hedge losses were settled or will be settled in the indicated periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the generally accepted accounting principle ("GAAP") measures of net cash provided by operating activities and net income. Management of Pioneer Southwest Energy Partners LP believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

		Period from
	Three Months	May 6, 2008
	Ended	Through
	September 30, 2008	September 30, 2008

Net cash provided by operating activities	$30,922	$46,774
Deduct:
Depletion, depreciation and amortization	(1,765)	(2,786)
Deferred income taxes	(56)	(56)
Accretion of discount on asset retirement obligations	(29)	(49)
Amortization of debt issuance costs	(58)	(97)
Amortization of unit-based compensation	(40)	(67)
Changes in operating assets and liabilities	(4,518)	(3,446)
	24,456	40,273
Net income
Add:
Depletion, depreciation and amortization	1,765	2,786
Accretion of discount on asset retirement obligations	29	49
Interest expense	193	429
Income tax provision	311	481
Amortization of unit-based compensation	40	67

EBITDAX (a)	26,794	44,085
Deduct:
Cash reserves for acquisitions	(6,215)	(10,029)
Cash payments on novated hedges	(4,259)	(7,083)
Cash interest expense	(135)	(332)
Cash income taxes	(255)	(425)

Distributable cash flow (b)	$15,930	$26,216

_____________

(a)

"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; and amortization of unit-based compensation.

(b)	Distributable cash flow equals EBITDAX less cash interest expense, cash income taxes, payments on novated hedges and the Partnership's estimated reserve for acquisitions to maintain production levels.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL INFORMATION

Open Commodity Hedge Positions as of November 3, 2008

	Q4
	2008	2009	2010	2011

Average Daily Oil Production Hedged:
Swap Contracts:
Volume (Bbl)	2,500	2,500	2,000	—
NYMEX price (Bbl)	$101.79	$99.26	$98.32	$—
Collar Contracts:
Volume (Bbl)	—	—	—	2,000
NYMEX price (Bbl):
Ceiling	$—	$—	$—	$170.00
Floor	$—	$—	$—	$115.00
Average Daily Natural Gas Liquid
Production Hedged:
Swap Contracts:
Volume (Bbl)	500	750	750	—
Blended index price (Bbl) (a)	$57.15	$53.85	$52.57	$—
Average Daily Gas Production Hedged:
Swap Contracts:
Volume (MMBtu)	2,500	2,500	2,500	—
NYMEX price (MMBtu) (b)	$10.00	$9.52	$9.01	$—

_____________

(a)	Represents blended Mont Belvieu posted price per Bbl.
(b)	Approximate NYMEX price based on the differential to the index price at the time the derivative was entered into.